COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, CAPTIAL APPRECIATION
PORTFOLIO AND THE STANDARD & POOR'S 500 COMPOSITE STOCK
PRICE INDEX

EXHIBIT A:
                STANDARD             DREYFUS VARIABLE
               & POOR'S 500           INVESTMENT FUND,
 PERIOD      COMPOSITE STOCK        CAPITAL APPRECIATION
              PRICE INDEX *              PORTFOLIO

 4/5/93                 10,000                      10,000
12/31/93                10,545                      10,674
12/31/94                10,683                      10,998
12/31/95                14,694                      14,685
12/31/96                18,066                      18,438
12/31/97                24,091                      23,609


*Source: Lipper Analytical Services, Inc.